Exhibit 10.19
EXECUTION COPY
May 15, 2008
Fingerhut Direct Marketing, Inc.
6509 Flying Cloud Drive
Eden Prairie, Minnesota 55344
Attn: Chief Financial Officer
Ladies and Gentlemen:
     Reference is made to that certain Securities Purchase Agreement, dated as of March 23, 2006, as amended by that certain letter agreement dated as of June 21, 2007 (the “Purchase Agreement”), between Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), and the purchasers named on the Purchaser Schedule attached thereto (the “Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.
     In order to provide financing for, among other things, the working capital needs of the Company and its Subsidiaries in the ordinary course of business and to refinance certain existing Indebtedness, the Company is about to enter into a new receivables facility.
     The Company has requested that the Purchasers agree to certain modifications to the Purchase Agreement. Subject to the terms and conditions hereof, and effective upon the satisfaction of the conditions set forth herein, and provided that the Company agrees to the modifications of the Purchase Agreement set forth below, the Purchasers are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 12C of the Purchase Agreement, the parties hereto agree as follows:
     SECTION 1. Amendments to the Purchase Agreement. Upon the Effective Date (as defined in Section 3 hereof), each Purchaser and the Company agree that, the Purchase Agreement and the Subordinated Notes shall be amended as follows:
     1.01 The table of exhibits is hereby amended by deleting the reference to “Securitization Intercreditor Agreement” contained therein and inserting “Receivables Intercreditor Agreement” in lieu thereof.
     1.02 Clauses (ii), (iii) and (vi) of Paragraph 5A of the Purchase Agreement are hereby amended by inserting “, at the request of the Required Holder(s) at their sole discretion,” immediately following each reference to “consolidated and” contained therein.
     1.03 Paragraph 5A of the Purchase Agreement is hereby amended by (a) deleting the “and” at the end of clause (ix) thereof, (b) deleting the “,” at the end of clause (x) thereof and inserting “; and” in lieu thereof and (c) inserting a new clause (xi) immediately following clause (x) which shall read as follows:
     (xi) within 5 Business Days after the last day of each fiscal month, a Monthly Servicing Report for such month.
     1.04 Paragraph 5I of the Purchase Agreement is hereby amended by inserting the proviso “; provided, however, the Company may wind down and dissolve the Securitization SPE” at the end thereof.
     1.05 Clause (i) of Paragraph 5M of the Purchase Agreement is hereby amended by inserting the words “other than Fingerhut SPV” immediately following the phrase “in accordance with the terms of this Agreement” contained in clause (a) thereof.
     1.06 Clause (ii) of Paragraph 5M of the Purchase Agreement is hereby amended by inserting the words “and Fingerhut SPV” immediately following the words “the Securitization SPE” contained therein.
     1.07 Article 5 of the Purchase Agreement is hereby amended by inserting a new Paragraph 5Q at the end thereof which shall read as follows:
     5Q. Payments from Fingerhut SPV. The Company shall require all payments from Fingerhut SPV and all payments to otherwise pay for Purchased Assets to be directly deposited into Account 758660021 or such other accounts as reasonably acceptable to the Subordinated Collateral Agent.
     1.08 Paragraph 6A of the Purchase Agreement is hereby amended by (a) amending and restating clause (ix) in its entirety to read as follows:
     (ix) Liens on Receivables Property and other Purchased Assets transferred by an Obligor to, and any property and assets of, Fingerhut SPV;
(b) deleting the “.” at the end of clause (x) and inserting “; and” in lieu thereof and (c) adding a new clause (xi) which shall read as follows:
     (xi) Liens on Fingerhut SPV Stock (as defined in the Receivables Intercreditor Agreement) to the extent such Liens solely secure the obligations of the Company under the Holdings Guaranty and the Holdings Letter Agreement, each as in effect on the Second Amendment Effective Date.
     1.09 Paragraph 6B of the Purchase Agreement is hereby amended by (a) amending and restating clause (f) of clause (vi) thereof to read as follows:
(f) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms or be subject to an intercreditor agreement satisfactory to the Required Holder(s) and conditions that are at least as favorable to the Subordinated Collateral Agent and the holders of the

Subordinated Notes as those that were applicable to the refinanced, renewed, or extended Indebtedness and (b) amending and restating clause (xii) thereof in its entirety to read as follows:
     (xii) any Indebtedness in respect of the SPV Credit Documents in a principal amount not to exceed $450,000,000 (excluding capitalized interest, fees, expenses and other Obligations (as defined in the SPV Credit Documents (as in effect on the Second Amendment Effective Date)) related thereto).
     1.10 Paragraph 6C of the Purchase Agreement is hereby amended by (a) deleting the words “Securitization Facility” referred to in clause (i) thereof and inserting “SPV Credit Documents” in lieu thereof; (b) deleting the words “and are not Securitization SPEs” contained in clauses (iii) and (iv) thereof; (c) inserting the words “in the aggregate” immediately following the reference to “$2,500,000” contained in clauses (iii) and (iv) thereof; (d) deleting the “and” at the end of clause (x) thereof; (e) deleting the “.” at the end of clause (xi) thereof and inserting “; and” in lieu thereof and (f) inserting a new clause (xii) immediately following clause (xi) which shall read as follows:
     (xii) (a) investments in the form of contributions of Receivables Property, in exchange for equity interests in Fingerhut SPV made pursuant to the terms of the SPV Credit Documents as in effect on the Second Amendment Effective Date, and Contribution Amounts (as defined in the SPV Revolving Credit Agreement (as in effect on the Second Amendment Effective Date)) required to be made pursuant to the terms of the SPV Revolving Credit Agreement as in effect on the Second Amendment Effective Date, and (b) as long as no Default or Event of Default has occurred and is continuing or would be caused thereby, investments in Fingerhut SPV, to the extent that such investments are required to be made pursuant to the terms of the SPV Credit Documents as in effect on the Second Amendment Effective Date, provided, that the restrictions in this clause (b) shall in no event prohibit investments permitted under clause (a) of this paragraph 6C(xii).
     1.11 Paragraph 6E of the Purchase Agreement is hereby amended by (a) amending and restating clause (ii) thereof in its entirety to read as follows:
     (ii) sales of Receivables Property and other Purchased Assets to Fingerhut SPV;
(b) deleting the “and” at the end of clause (vii), (c) inserting “and” at the end of clause (viii) and (d) adding a new clause (ix) which shall read as follows:
     (ix) as long as no Default or Event of Default has occurred and is continuing or would be caused therefore, dispositions by Fingerhut SPV, to the extent that such dispositions are permitted to be made pursuant to the terms of the SPV Credit Documents as in effect on the Second Amendment Effective Date;
     1.12 Clause (i) of Paragraph 6F of the Purchase Agreement is hereby amended by amending and restating clause (d) thereof to read as follows:

(d) the Company may pay cash dividends on its Preferred Stock or Series B Preferred Stock with proceeds of an initial public offering of its Common Stock upon the conversion of such preferred stock to Common Stock, pursuant to Section 4.2.1 of the Company’s certificate of incorporation
     1.13 Clause (a) of Paragraph 6G of the Purchase Agreement is hereby amended by inserting the words “, any SPV Credit Document” immediately following the words “any Transaction Document” contained therein.
     1.14 Paragraph 6H of the Purchase Agreement is hereby amended and restated in its entirety to read as follows
     6H. Amendment to Material Documents. The Company will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (i) the SPV Credit Documents in any manner which would (a) increase the principal amount thereof to an amount in excess of the amount permitted pursuant to paragraph 6B(xii), (b) shorten the term thereof, (c) increase the interest rate margins with respect to the Indebtedness thereunder by more than 200 basis points per annum (exclusive of increases up to 300 basis points resulting from the accrual of interest at the default rate), including recurring, periodic fee payments, (d) decrease the advance rates thereunder (excluding, for the avoidance of doubt, impositions or adjustments of any reserves pursuant to the terms of the SPV Credit Documents) or (e) make more restrictive or add any financial covenant to the SPV Credit Documents related to the financial condition or results of operations of the Company unless, in the case of this clause (e), the holders of Subordinated Notes are offered the opportunity to amend this Agreement in a corresponding manner or (ii) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents except, in the case of this clause (ii), after reasonable prior notice to the Subordinated Collateral Agent (other than the amendments effective as of the Second Amendment Effective Date in connection with entry by the Company or Fingerhut SPV in the SPV Credit Documents).
     1.15 Paragraph 6J of the Purchase Agreement is hereby amended by inserting the following new clauses at the end thereof:
     (iii) Minimum Net Liquidity 1. The Company’s Net Liquidity 1 shall be equal to or greater than (i) $22,500,000 (measured as of the last day of each fiscal month of the Servicer other than the December and January fiscal months) and (ii) $13,500,000 (measured as of the last day of the December and January fiscal months of the Servicer), in each case after giving effect to any payments under the SPV Revolving Credit Agreement on such date of measurement.
     (iv) Minimum Net Liquidity 2. The Company’s Net Liquidity 2 shall be equal to or greater than (i) $9,000,000 (measured as of the last day of each fiscal month of the Servicer other than the December and January fiscal months) and (ii) $6,750,000 (measured as of the last day of the January and December fiscal months of the Servicer), in each case after giving effect to any payments under the SPV Revolving Credit Agreement on such date of measurement.

     (v) Net Worth. The Company and its Subsidiaries shall have a Tangible Net Worth equal to or greater than the sum of (i) $94,500,000, plus (ii) 75% of its Consolidated Net Income (if positive) for each full Fiscal Year after the Second Amendment Effective Date plus (iii) 85% of the gross proceeds of any issuance of Equity Interests by the Company or any Subsidiary after the Second Amendment Effective Date (measured as of the last day of each Fiscal Quarter).
     (vi) Minimum LTM EBITDA Margin. The LTM EBITDA Margin for the Company and its Subsidiaries shall be equal to or greater than 7.7% (measured as of the last day of each fiscal quarter of the Company).
     (vii) Minimum Availability. The Company shall maintain, at all times, Availability (under and as defined in the Credit Agreement) of not less than $3,600,000.
     1.16 Paragraph 6K of the Purchase Agreement is hereby amended by (a) amending and restating clause (iii) thereof in its entirety to read as follows:
     (iii) any investment permitted by paragraph 6C(iii), 6C(iv) or 6C(xii), and (b) amending and restating clause (viii) thereof in its entirety to read as follows:
     (viii) transactions involving the transfer of Receivables Property and other Purchased Assets to and by Fingerhut SPV in connection with the SPV Credit Documents and other transactions permitted thereunder
     1.17 Article 6 of the Purchase Agreement is hereby amended by inserting a new Paragraph 6S at the end thereof which shall read as follows:
     6S. Receivables Property Payments. The Company shall not make any payments to purchase Receivables Property from CIT Bank or any successor thereto, except from an account subject to either (i) a springing Account Control Agreement in favor of the Subordinated Collateral Agent or (ii) so long as the Bank Agent has agreed to exercise control over depository accounts as to which it enters into control agreements on behalf of the holders of Subordinated Notes as set forth in Section 4.6 of the Intercreditor Agreement, a springing account control agreement in favor of the Bank Agent.
     1.18 Clause (xvi) of Paragraph 7A of the Purchase Agreement is hereby amended by inserting after the words “or any Security Document” the following: “or the Receivables Intercreditor Agreement”.
     1.19 Paragraph 7A of the Purchase Agreement is hereby amended by deleting clause (xvii) thereof in its entirety.
     1.20 Paragraph 11B of the Purchase Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order to read as follows:
     “Account Control Agreement” shall mean an agreement, in form and substance satisfactory to the Subordinated Collateral Agent, among any Obligor, a banking institution holding such Obligor’s funds, and the Subordinated Collateral Agent with respect to collection and control of all deposits and balances held in an account maintained by any Obligor with such banking institution.
     “Cash” shall mean money, currency or a credit balance in any demand or deposit account.
     “Cash Equivalents” shall mean, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s or at least P-1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s or Moody’s.
     “CIT Bank” shall mean CIT Bank, a Utah industrial Bank.
     “Consolidated Adjusted EBITDA” shall mean, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) fees or expenses paid to the agents and lenders under the SPV Revolving Credit Agreement in connection with the SPV Credit Documents on or prior to the Second Amendment Effective Date, (v) other fees or expenses in an amount not to exceed $2,400,000 paid in connection with the SPV Credit Documents and the transactions contemplated therein, (vi) with the consent of the Required Holder(s), any other extraordinary non-cash charges for such period and (vii) with the consent of the Required Holder(s), any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(vii) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
     “Contingent Fee Letter” shall mean that certain Contingent Fee Letter dated May 15, 2008 from the Company and accepted by Goldman Sachs & Co. and Fortress Credit Corp. as such letter may be amended, modified or supplemented from time to time in accordance with the terms thereof.
     “Fingerhut SPV” shall mean Fingerhut Receivables I, LLC, a Delaware limited liability company.
     “Fiscal Quarter” shall mean, for the Company and its Subsidiaries, a fiscal quarter of a Fiscal Year.
     “Fiscal Year” shall mean the fiscal year of the Company and its Subsidiaries ending on the Friday nearest to January 31st of each calendar year.
     “Holdings Guaranty” shall mean that certain Holdings Guaranty dated as of May 15, 2008 by and among the Company and the SPV Collateral Agent, on behalf of the lenders under the SPV Revolving Credit Agreement, as may be further amended, modified or supplemented from time to time in accordance with the terms thereof.
     “Holdings Letter Agreement” shall mean that certain Holdings Letter Agreement dated as of May 15, 2008, by and between the Company and the SPV Collateral Agent, as may be further amended, modified, supplemented from time to time in accordance with the terms thereof.
     “Intangible Assets” shall mean assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and developmental costs.
     “LTM EBITDA Margin” shall mean, for any date of determination, an amount (expressed as a percentage) calculated by dividing (i) the Consolidated Adjusted EBITDA of the Company and its Subsidiaries for the previous twelve months by (ii) the net sales of the Company and its Subsidiaries for the previous twelve months.
     “Monthly Servicing Report” shall mean the Monthly Servicing Report in the form attached as Exhibit B to the Servicing Agreement as in effect on the Second Amendment Effective Date.
     “Net Liquidity 1” shall mean, for any date of determination, an amount equal to the sum of (a) unrestricted Cash and Cash Equivalents of the Company and its Subsidiaries, plus (b) Revolving Availability (under and as defined in the SPV Revolving Credit Agreement), plus (c) availability under the Credit Agreement; provided, that all conditions to funding under (b) or (c), as the case may be, have been fully satisfied (other than delivery of prior notice of funding and post-funding notices, opinions or certificates).

     “Net Liquidity 2” shall mean, for any date of determination, an amount equal to the sum of (a) unrestricted Cash and Cash Equivalents of the Company and its Subsidiaries, plus (b) Revolving Availability (under and as defined in the SPV Revolving Credit Agreement); provided, that all conditions to funding under (b) have been fully satisfied (other than delivery of prior notice of funding and post-funding notices, opinions or certificates).
     “Purchased Assets” shall mean (i) Underlying Receivables and (ii) other “Purchased Assets” (as such term is defined in Section 2.1(a) of the Receivables Contribution and Purchase Agreement as in effect on the Second Amendment Effective Date).
     “Receivables Contribution and Purchase Agreement” shall mean that certain Receivables Contribution and Purchase Agreement dated as of May 15, 2008, by and between the Company and Fingerhut SPV, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.
     “Receivables Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of May 15, 2008 among the Subordinated Collateral Agent, the SPV Collateral Agent, Fingerhut SPV and the Company in the form of Exhibit Q hereto, as amended, restated or otherwise modified from time to time in accordance with its terms.
     “Receivables Property” has the meaning set forth in the Security Agreement.
     “Receivables Sale Agreement” shall mean that certain Amended and Restated Receivables Sale Agreement, dated as of May 15, 2008, by and between CIT Bank and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.
     “Revolving Loan Product Program Agreement” shall mean that certain Revolving Loan Product Program Agreement, dated as of May 15, 2008 by and between CIT Bank and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.
     “Second Amendment Effective Date” shall mean May 15, 2008.
     “Series B Preferred Stock” shall mean the Company’s Series B Convertible Preferred Stock, par value 0.00001 per share.
     “Servicer” has the meaning set forth in the SPV Revolving Credit Agreement (as in effect on the Second Amendment Effective Date).
     “Servicing Agreement” shall mean the Servicing Agreement dated as of May 15, 2008 by and among Fingerhut SPV, the Company, as Servicer, and Goldman Sachs Specialty Lending Group, L.P. and Fortress Credit Corp., as Lead Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     “SPV Collateral Agent” shall mean Goldman Sachs Specialty Lending Group, L.P., as collateral agent under the SPV Security Agreement or such other collateral agent under the SPV Security Agreement pursuant to the terms thereof.
     “SPV Credit Documents” shall mean the SPV Revolving Credit Agreement, the Receivables Contribution and Purchase Agreement, the Servicing Agreement, the SPV Security Agreement, the Holdings Guaranty, the Holdings Letter Agreement and each additional Credit Document (as defined in the SPV Revolving Credit Agreement as in effect on the Second Amendment Effective Date).
     “SPV Revolving Credit Agreement” shall mean the Revolving Credit Agreement, dated as of May 15, 2008, between Fingerhut SPV, Goldman Sachs Specialty Lending Group, L.P., as administrative agent, collateral agent, syndication agent, documentation agent, lead arranger and lead lender, and Fortress Credit Corp., as lead lender, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.
     “SPV Secured Parties” shall mean the SPV Collateral Agent (both for the benefit of the other secured parties and in its individual capacity), the other Agents, the Lead Lenders, the Lenders and the Lender Counterparties (each as defined under the SPV Revolving Credit Agreement (as in effect on the date hereof) and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Secured Obligations (as defined under the SPV Security Agreement (as in effect on the date hereof)) owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Secured Obligations have not been paid or satisfied in full.
     “SPV Security Agreement” shall mean the Security Agreement, dated as of May 15, 2008, between Fingerhut SPV and the SPV Collateral Agent, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.
     “SPV Share Pledge” shall mean the Equity Pledge Agreement dated as of May 15, 2008 between the Company and the SPV Collateral Agent, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.
     “Tangible Net Worth” shall mean, with respect to a Person, as of any date of determination, the result of (a) such Person’s total stockholder’s or other equity, minus (b) the sum of (i) all Intangible Assets of such Person, (ii) all of such Person’s prepaid expenses and (iii) all amounts due to such Person from its Affiliates.
     1.21 Paragraph 11B of the Purchase Agreement is hereby amended by amending and restating the following definitions contained therein to read as follows:
     “Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of May 15, 2008, among the Company, the Bank Agent and the Banks, as amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with the terms of the Intercreditor Agreement.
     “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
     “Fixed Charges” shall mean, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness made during such period (not including principal payments under the SPV Revolving Credit Agreement or under the Credit Agreement), plus expense for income and franchise taxes paid in cash, plus dividends or distributions paid in cash, all calculated for the Company and its Subsidiaries on a consolidated basis.
     “Material Indebtedness” shall mean (i) any Indebtedness under the SPV Credit Documents and (ii) Indebtedness (other than the Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “obligations” of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
     “Obligors” shall mean the Company, the Company’s domestic Subsidiaries (other than Fingerhut SPV) and any other Person that now or hereafter guarantees or grants a Lien in any of its assets to secure any of the Obligations and their successors and assigns.
     “Restricted Payment” shall mean (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or of any option, warrant or other right to acquire any such Equity Interests in the Company or (ii) any payment of a Contingent Financing Fee (as defined in the Contingent Fee Letter) or similar fee under the Contingent Fee Letter.
     “Securitization SPE” shall mean Fingerhut Funding, LLC, a Delaware limited liability company.
     “Security Agreement” shall mean that certain Second Amended and Restated Pledge and Security Agreement dated as of May 15, 2008 by the Company for the benefit of the holders of the Subordinated Notes in the form of Exhibit G hereto, as the same may be amended, modified, or supplemented from time to time in accordance with the provisions thereof.

     1.22 Paragraph 11B of the Purchase Agreement is hereby amended by deleting the following definitions:
     “Indenture Trustee”
     “Securitization Documents”
     “Securitization Facility”
     “Securitization Intercreditor Agreement”
     “Securitization Receivables”
     “Securitization Trust”
     “Transfer and Servicing Agreement”
     1.23 Exhibit G to the Purchase Agreement is amended and restated in its entirety to read as set forth on Exhibit G attached to this letter agreement.
     1.24 Exhibit Q to the Purchase Agreement is amended and restated in its entirety to read as set forth on Exhibit Q attached to this letter agreement.
     SECTION 2. Representations and Warranties. The Company represents and warrants to the Purchasers that, after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Purchase Agreement is true and correct as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (b) no Event of Default or Default exists.
     SECTION 3. Effectiveness. The amendments described in Section 1 above shall become effective upon the date (the “Effective Date”) that each of the following conditions has been satisfied in a manner satisfactory in form and substance to the Required Holder(s):
     (a) the Required Holder(s) have received the following documents:
     (i) a counterpart of this letter agreement duly executed by the Company;
     (ii) certified copies of the SPV Revolving Credit Agreement and each other SPV Credit Document each duly executed by the parties thereto and all agreements, instruments and other documents executed in connection therewith or delivered pursuant thereto, in form and substance satisfactory to the Required Holder(s), and all conditions precedent to the effectiveness of the SPV Revolving Credit Agreement and the other SPV Credit Documents shall have been satisfied and the Company shall have applied the proceeds thereof in accordance with the terms of the SPV Revolving Credit Agreement;

     (iii) certified copies of the CIT Documents each duly executed by the parties thereto and all agreements, instruments and other documents executed in connection therewith or delivered pursuant thereto, in form and substance satisfactory to the Required Holder(s), and all conditions precedent to the effectiveness of the CIT Documents shall have been satisfied;
     (iv) certified copies of the Amended and Restated Credit Agreement duly executed by the parties thereto and all agreements, instruments and other documents executed in connection therewith or delivered pursuant thereto, in form and substance satisfactory to the Required Holder(s), and all conditions precedent to the effectiveness of the Amended and Restated Credit Agreement shall have been satisfied;
     (v) a counterpart of the Amended and Restated Security Agreement duly executed by the Company;
     (vi) counterparts of the Receivables Intercreditor Agreement duly executed by all parties thereto;
     (vii) evidence satisfactory to the Required Holder(s) that the Company and its Subsidiaries shall have (a) caused all notes in respect of all indebtedness and other obligations outstanding under the Securitization Documents (as defined in the Purchase Agreement immediately prior to giving effect to this letter agreement (“Existing Securitization Indebtedness”) to be cancelled by Fingerhut Funding LLC, (b) terminated any commitments to lend or make other extensions of credit in respect of Existing Securitization Indebtedness, and (c) delivered to each Purchaser evidence that all Liens securing Existing Securitization Indebtedness or other obligations of the Company and its Subsidiaries thereunder being repaid on the Second Amendment Effective Date;
     (viii) a legal opinion of the Company’s in-house counsel, in form and substance satisfactory to the Required Holder(s);
     (ix) a Secretary’s Certificate of the Company certifying, among other things (1) as to the name, titles and true signatures of the officers of the Company authorized to sign this letter agreement and the other documents to be delivered in connection with this letter agreement, (2) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company, certified by the Secretary of State of the state of organization of the Company as of a recent date, (3) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company, (4) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of this letter agreement and the other documents to be delivered by the Company in connection with this letter agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof; and
     (x) a certificate of good standing for the Company from the Secretary of State of the state of organization of the Company dated as of a recent date;
     (b) the Company shall have received proceeds of $55,930,000 from the issuance of 750,839,038 shares of Series B Convertible Preferred Stock, 67,123,104 shares of which shall have been issued to the Purchasers for a purchase price not to exceed $5,000,000, all pursuant to documentation in form and substance satisfactory to the Purchasers;
     (c) each Purchaser shall have received payment of an amendment fee equal to 50 basis points of the aggregate principal amount of Subordinated Notes held by such Purchaser;
     (d) all corporate and other proceedings in connection with the transactions contemplated by this letter agreement shall be satisfactory to the Required Holder(s) and its counsel, and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request;
     (e) the Purchasers have received payment of all costs and expenses of the Purchasers (including reasonable fees and disbursements of special counsel to the Purchasers) in connection with this letter agreement and the transactions contemplated hereby;
     (f) as of the date hereof and after giving effect to this letter agreement, no Default or Event of Default has occurred which is continuing; and
     (g) all the representations and warranties contained in Paragraph 8 of the Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent such representation and warranties, by their terms, specifically are made as of a certain date prior to the date hereof.
     SECTION 4. Reference to and Effect on Purchase Agreement. Upon the effectiveness of this letter agreement, each reference in the Purchase Agreement or any other document, instrument or agreement to the “Purchase Agreement” shall mean and be a reference to the Purchase Agreement as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
     SECTION 5. Expenses. The Company hereby confirms its obligations under the Purchase Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the Purchasers, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by the Purchasers in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Company under this Section 5 shall survive transfer by the Purchasers of any Subordinated Note and payment of any Subordinated Note.
     SECTION 6. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER AGREEMENT TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
     SECTION 7. Counterparts; Section Titles. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[signature page follows]

Very truly yours, PRUDENTIAL CAPITAL PARTNERS II, L.P.
By:	Stetson Street Partners, L.P., its general partner

By:	/s/ [ILLEGIBLE]
Vice President

PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND II, L.P.
By:	Mulberry Street Holdings, LLC, its general partner

By:	Prudential Investment Management, Inc., its managing member

By:	/s/ [ILLEGIBLE]
Vice President

PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) II, L.P.
By:	Stetson Street Partners, L.P., its general partner

By:	/s/ [ILLEGIBLE]
Vice President

AGREED AND ACCEPTED:
FINGERHUT DIRECT MARKETING, INC.

By:
Title:

Signature Page
Letter Agreement to Securities Purchase Agreement

Very truly yours, PRUDENTIAL CAPITAL PARTNERS II, L.P.
By:	Stetson Street Partners, L.P., its general partner

By:
Vice President

PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND II, L.P.
By:	Mulberry Street Holdings, LLC, its general partner

By:	Prudential Investment Management, Inc., its managing member

By:
Vice President

PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) II, L.P.
By:	Stetson Street Partners, L.P., its general partner

By:
Vice President

AGREED AND ACCEPTED:
FINGERHUT DIRECT MARKETING, INC.

By:	/s/ [ILLEGIBLE]
	Title:	EVP and CFO

Signature Page
Letter Agreement to Securities Purchase Agreement

EXHIBIT G
FORM OF SECURITY AGREEMENT
See Attached.
Signature Page
Letter Agreement to Securities Purchase Agreement

EXHIBIT Q
FORM OF RECEIVABLES INTERCREDITOR AGREEMENT
See Attached.